UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2021

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sale of Equity Securities.

On June 1, 2021, AB Private Credit Investors Corporation (the “Fund”) issued shares of the Fund’s common stock, par value $0.01 per share (the “Common Stock”) for an aggregate offering price of $15,687,763.92.

The sale of Common Stock was made pursuant to subscription agreements entered into by the Fund and its investors. Under the terms of the subscription agreements, investors are required to fund capital calls to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis each time the Fund delivers a notice to its investors.

The issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D thereunder.

Item 8.01	Other Events.

On July 1, 2021, ABPCIC Funding III LLC, a wholly-owned subsidiary of the Fund, entered into an amendment (the “Amendment”) to that certain credit agreement (the “Warehouse Credit Agreement”) establishing its warehouse credit facility among the lenders referred to therein, Natixis, New York Branch, as administrative agent, and U.S. Bank National Association, as collateral agent, collateral administrator and custodian. The Amendment provides for, among other things, an upsize of the aggregate principal amount of the commitments under the Warehouse Credit Agreement from $100,000,000 to $150,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2021	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Wesley Raper
Wesley Raper
Chief Financial Officer and Treasurer